Exhibit 2

                                VOTING AGREEMENT

     This VOTING AGREEMENT ("Agreement"), is made as of December 11, 2000 among Swift Transportation Co., Inc., a Nevada corporation ("Parent"), Sun Merger, Inc., a corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Michael S. Starnes a stockholder ("Stockholder") of M. S. Carriers, Inc. a Tennessee corporation (the "Company").

     WHEREAS, Parent, Merger Sub, and the Company are, concurrently with the execution and delivery of this Agreement, entering into a Merger Agreement, dated as of the date hereof (the "Merger Agreement") pursuant to which Merger Sub will merge with and into the Company (the "Merger");

     WHEREAS, as of the date hereof, Stockholder is the record and/or beneficial owner of the number of Company Shares set forth on the signature page hereof beneath such Stockholder's name (with respect to the Stockholder, such Stockholder's "Existing Shares" and, together with any Company Shares as to which record and/or beneficial ownership is acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities, or otherwise, such Stockholder's "Shares") and the record owner of options to purchase the number of Company Shares set forth on the signature page hereof beneath such Stockholder's name;

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, among other things, Stockholder, Parent, and Merger Sub desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

     NOW,   THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Agreement to Vote. Stockholder hereby agrees that he shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of
Company Shares, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by Stockholder or as to which Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement, the Merger, and any action required in furtherance thereof.
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     2. No Ownership  Interest.  Nothing  contained in this  Agreement  shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership, and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder. Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholder's duties or responsibilities as a stockholder of the Company.

     3. No Inconsistent Agreements. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (i) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, power of attorney, or any similar agreement with respect to the Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

     4. Authorization; Validity of Agreement; Necessary Action. Stockholder has full power and authority to execute and deliver this Agreement, to perform Stockholder's obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of Stockholder, enforceable against him in accordance with its terms.

     5. Adjustments. In the event of a stock dividend or distribution, or any change in the Company Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares, or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement.

     6. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) termination of the Merger Agreement. Nothing in this Section 7 shall relieve or otherwise limit any party of liability for breach of this Agreement.

     7. Capacity. The obligations of Stockholder herein are made only in his capacity as a stockholder of the Company.

     8. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier. All such notices or communications shall be deemed to be received
(i) in the case of personal delivery, nationally recognized overnight courier, or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

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     9.  Severability.  If any  term or other  provision  of this  Agreement  is invalid, illegal, or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     10. Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

     11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     12. Entire Agreement. This Agreement constitutes the entire agreement between Parent, Merger Sub, and Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Parent, Merger Sub, and Stockholder with respect to the subject matter hereof.

     13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee applicable to contracts executed in and to be performed entirely within that state.

     15. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

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     16.  Definitions.  Capitalized  terms used herein and not otherwise defined herein shall have the meanings given in the Merger Agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub, and Stockholder have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.


Swift Transportation Co., Inc.
a Nevada corporation


By: /s/ Jerry Moyes
   --------------------------------------
   Jerry Moyes, Chairman of the Board,
   President, and Chief Executive Officer


Sun Merger, Inc.,
a Tennessee corporation

By: /s Jerry Moyes
   --------------------------------------
   Jerry Moyes, President


/s/ Michael S. Starnes
--------------------------------------
Michael S. Starnes, Individually


Number of Existing Shares: 2,688,730

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